UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

JDA Software Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14400 North 87th Street

Scottsdale, Arizona 85260-3649

(Address of principal executive offices including zip code)

(480) 308-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously reported, on November 1, 2012, JDA Software Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with RP Crown Parent LLC, a Delaware limited liability company (“Parent”) and RP Crown Acquisition Sub, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Parent (“Purchaser”). Parent and Purchaser are affiliates of RedPrairie Corporation (“RedPrairie”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, on November 15, 2012, Purchaser commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, $0.01 par value per share, of the Company (“Shares”) at a purchase price of $45.00 per Share (the “Offer Price”), net to the seller in cash without interest thereon and less any required withholding taxes.

On December 21, 2012, the Company and RedPrairie announced the expiration of the Offer and the results of the Offer. Also on December 21, 2012, Purchaser accepted the Shares tendered in the Offer for payment and exercised the Top-Up Option (described below). As a result of the Offer and the exercise of the Top-Up Option, Purchaser became the owner of more than 90% of the outstanding Shares, and in accordance with the Merger Agreement and as permitted by applicable law, Purchaser merged with and into the Company (the “Merger”). At the effective time of the Merger (the “Effective Time”), (i) the Company was the surviving corporation in the Merger and now is a wholly owned direct subsidiary of Parent and (ii) each outstanding Share not validly tendered, accepted for payment and paid for pursuant to the Offer (other than Shares owned by the Company (including treasury shares), Parent or Purchaser (other than shares in trust accounts, managed accounts and the like), or by stockholders of the Company who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the Delaware General Corporation Law (“DGCL”)) was converted into the right to receive the Offer Price, net to the seller thereof in cash without interest thereon and less any required withholding taxes. Following the Effective Time, the Shares will be delisted from The NASDAQ Global Select Market, and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company will no longer file periodic reports with the Securities and Exchange Commission (the “SEC”) on account of the Shares.

On December 21, 2012, the Company and RedPrairie Corporation issued a joint press release announcing the expiration of the Offer and a joint press release announcing the consummation of the Merger. The joint press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Item 1.02.	Termination of a Material Definitive Agreement.

On December 21, 2012, the Company called for redemption all of its outstanding $275,000,000 aggregate principal amount 8.0% Senior Notes due 2014 (the “Notes”) in accordance with the redemption provisions of the indenture governing the Notes, dated as of December 10, 2009 (as supplemented by that certain Supplemental Indenture dated as of January 28, 2010, the “Indenture”) among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”). The redemption date for the Notes will be January 21, 2013 (the “Redemption Date”). The Notes will be redeemed at a redemption price of 104.00% of the principal amount thereof, plus accrued and unpaid interest on the Notes redeemed to, but not including, the Redemption Date, in accordance with the provisions of the Indenture. In connection with the redemption, the Company satisfied and discharged its obligations under the Indenture in accordance with the satisfaction and discharge provisions of the Indenture, by causing to be deposited with the Trustee sufficient funds to pay the redemption price, plus accrued and unpaid interest on the Notes to, but not including, the Redemption Date. As a result of the satisfaction and discharge of the Indenture, the Company has been released from its remaining obligations under the Indenture and the Notes.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Offer and the Merger, the Company no longer fulfills the numerical listing requirements of The NASDAQ Stock Market LLC (“Nasdaq”). On December 21, 2012, the Company notified Nasdaq of its intent to remove its Shares from listing on The NASDAQ Global Select Market and requested that Nasdaq file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister the Shares. The Company intends to file with the SEC a Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Shares on The NASDAQ Global Select Market will be suspended as of the opening of trading on December 24, 2012.

Item 3.02.	Unregistered Sale of Equity Securities.

In order to complete the Merger, on December 21, 2012, pursuant to Section 2.3 of the Merger Agreement, Purchaser exercised its top–up option (the“Top–Up Option”) to purchase additional Shares, and the Company issued 3,707,293 Shares (the “Top-Up Shares”) to Purchaser, at a price of $45.00 per Share, for an aggregate purchase price of $166,828,185. Purchaser paid for the Top-Up Shares by delivery of cash equal to the aggregate par value of the Top-Up Shares and a promissory note having a principal amount equal to the aggregate purchase price pursuant to the Top-Up Option less the amount paid in cash. The Top-Up Shares, when added to the number of Shares directly or indirectly owned by Parent and Purchaser at the time of exercise of the Top-Up Option, represented more than 90% of the Shares outstanding immediately after the issuance of the Top-Up Shares, which ensured that Purchaser and the Company could effect the Merger under applicable Delaware law. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 1.02, 3.01, 5.01 and 5.03 of this Current Report on Form 8–K (this “Current Report”) is incorporated herein by reference in response to this Item 3.03.

At the Effective Time, each outstanding Share immediately prior to the Effective Time (other than Shares owned by the Company (including treasury shares), Parent or Purchaser (other than shares in trust accounts, managed accounts and the like), or by stockholders of the Company who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL) was converted into the right to receive the Offer Price, net to the seller in cash, without interest thereon and less any required withholding taxes.

Item 5.01.	Changes in Control of Registrant.

As a result of the acceptance of and payment for Shares in the Offer on December 21, 2012, a change of control of the Company occurred. At the Effective Time, the Company became a wholly owned direct subsidiary of Parent. The disclosure under Introduction and Item 3.01 is incorporated herein by reference. The total amount of the consideration payable in connection with the change of control transaction was approximately $1.9 billion. The funds used to consummate the Offer and the Merger were from an equity contribution by RedPrairie’s majority shareholder, New Mountain Partners III, L.P., proceeds received in connection with the First Lien Credit Agreement, dated as of December 14, 2012, among Parent, as borrower, RP Crown Holding, LLC (“Holdco”), as guarantor, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the respective lenders parties thereto, proceeds received in connection with the Second Lien Credit Agreement, dated as of December 14, 2012, among Parent, as borrower, Holdco, as guarantor, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the respective lenders parties thereto and available cash from the balance sheets of the Company and RedPrairie.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors.

In connection with the Merger and as contemplated by the Merger Agreement, each member of the Company’s board of directors prior to the Merger voluntarily resigned from the Company’s board of directors shortly in advance of the Effective Time (with the exception of Hamish Brewer). Each such director resigned pursuant to the terms of the Merger Agreement and not because of any disagreement with the Company. Pursuant to the terms of the Merger Agreement, as of the Effective Time, each of Peter Masucci and Alok Singh became a member of the Company’s board of directors. Accordingly, as of the Effective Time, the Company’s board of directors consisted of Hamish Brewer, Peter Masucci and Alok Singh. Mr. Singh was elected as Chairman of the board of directors as of the Effective Time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s Certificate of Incorporation in effect immediately prior thereto was amended and restated to be in the form of the certificate of incorporation set forth as Exhibit B to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”). In addition, at the Effective Time, the Company’s Bylaws in effect immediately prior thereto were amended and restated to be in the form of the bylaws set forth as Exhibit C to the Merger Agreement (the “Amended and Restated Bylaws”). Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of JDA Software Group, Inc.

3.2	Amended and Restated Bylaws of JDA Software Group, Inc.

99.1	Joint Press Release issued by RedPrairie Corporation and JDA Software Group, Inc. on December 21, 2012 (announcing the expiration of the Offer)

99.2	Joint Press Release issued by RedPrairie Corporation and JDA Software Group, Inc. on December 21, 2012 (announcing consummation of the Merger)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2012

JDA Software Group, Inc.

By:	/s/ Peter S. Hathaway
Peter S. Hathaway
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of JDA Software Group, Inc.

3.2	Amended and Restated Bylaws of JDA Software Group, Inc.

99.1	Joint Press Release issued by RedPrairie Corporation and JDA Software Group, Inc. on December 21, 2012 (announcing expiration of the Offer)

99.2	Joint Press Release issued by RedPrairie Corporation and JDA Software Group, Inc. on December 21, 2012 (announcing consummation of the Merger)